UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM S-8

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933



               Ranes International Holdings, Inc.
    (Previously known as Bio Fluorescent Technologies, Inc.)
     (Exact name of registrant as specified in its charter)

    Nevada                                         87-0485320
(State of Incorporation)                           (I.R.S. Employer ID No.)

8360 E. Via De Ventura, Bldg. L200, Scottsdale, AZ       85258
(Address of Principal Executive Offices)               (Zip Code)



 Retainer Stock Plan for Non-Employee Directors and Consultants
                    (Full title of the Plan)

Shawn F. Hackman, Esq.,1600 E. Desert Inn Rd., Suite 102, Las
Vegas, NV 89109
(Name and address of agent for service)

(702) 732-2253
(Telephone number, including area code, of agent for service)

Calculation of Registration Fee




  Title of     Amount to be     Proposed       Proposed      Amount of
Securities to   Registered      Maximum       Aggregate     Registration
be Registered                   Offering       Offering         Fee
                               Price Per        Price
                               Share (1)

Common Stock    5,000,000        $0.10       $500,000.00      $ 100.00
                  Shares


(1) The Offering Price is used solely for purposes of estimating the registration fee pursuant to Rules 457(c) and 457(h) promulgated pursuant to the Securities Act of 1933. The Offering
Price is estimated as the average of the bid and asked prices in February, 1998.

                             Part I
      Information Required in the Section 10(a) Prospectus

Item 1. Plan Information

Item 2. Registrant Information and Employee Plan Annual
Information

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

                             Part II
       Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following are hereby incorporated by reference:

          (a) The registrant's latest annual report on Form 10-KSB for the fiscal year ended December 31, 1997.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registration documents referred to in (a) above.

          (c) The description of the Registrant's capital stock contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Exchange Act.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities.

Inapplicable.

Item 5. Interest of Named Experts and Counsel.

Neither the Registrant's Accountants, counsel, nor any other experts named in the registration statement has any equity or other interest in the Registrant.

Item 6. Indemnification of Directors and Officers.

Article VIII of the Registrant's bylaws eliminates the personal liability of directors of the Registrant for violation of their fiduciary duty of care, and requires indemnification of directors and officers, to the full extent permitted by Nevada law, for claims against them in their official capacities.

Section 78.751 of the Nevada Revised Statutes provides for indemnification of officers and directors in specified instances, and permits a corporation, pursuant to its bylaws or to a contract, to pay the expenses of a current or previous officer or director prior to final disposition of a legal action.

Item 7. Exemption from Registration Claimed.

Inapplicable.

Item 8. Exhibits.

The Exhibits required by Item 601 of Regulation S-K, and an index thereto, are attached.

Item 9. Undertaking.

The registrant makes the following undertakings:

     (a) 1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that indemnification is permitted to directors, officers and controlling personas of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding ) is asserted by such director, officer or controlling person in connection with the securities of such corporation it is the opinion of the SEC that any such indemnification is against public policy.

                           SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada, on June 10, 1998.

(Registrant) Ranes International Holdings, Inc.

By (Signature and Title) /s/ Jan Olivier, President

                    SPECIAL POWER OF ATTORNEY

The undersigned constitute and appoint Jan Olivier his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney0in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



     Signature                       Title                       Date

/s/ Jan Olivier      President, CEO, Director                June 10,
Jan Olivier                                                  1998

/s/ A. Richard       Secretary, Treasurer, Director          June 10,
Bullock              (Principal Financial and Accounting     1998
A. Richard Bullock   Officer)

/s/ Ray A. Triphahn  Vice President, Assistant Secretary,    June 10,
Ray A. Triphahn      Director                                1998

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                          EXHIBIT INDEX



Exhibit                        Description                      Method
Number                                                          of
                                                                Filing

4         Retainer Stock Plan for Non-Employee Directors and    See
          Consultants                                           Below

5, 24.1   Form of opinion re: legality of common stock          See
          rendered by Shawn F. Hackman, a P.C., Attorney at     Below
          Law, and consent of counsel

24.2      Consent of Accountants                                See
                                                                Below

25        Special Power of Attorney                             See
                                                                Signature
                                                                Page

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